                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                             (SECTION 240.14A-101)
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  / /
Filed by a Party other than the Registrant  /X/
Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12
                       ESTERLINE TECHNOLOGIES CORPORATION
                (Name of Registrant as Specified in its Charter)

                              Robert W. Stevenson
                     Executive Vice President and Secretary
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:
                                     not applicable
       ------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:
                                     not applicable
       ------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 not applicable
       ------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:
                                     not applicable
       ------------------------------------------------------------------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

       ------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

       ------------------------------------------------------------------------
    3) Filing Party:

       ------------------------------------------------------------------------
    4) Date Filed:

       ------------------------------------------------------------------------

                       ESTERLINE TECHNOLOGIES CORPORATION

                             10800 N.E. 8TH STREET
                           BELLEVUE, WASHINGTON 98004

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 8, 1995

                            ------------------------

NOTICE IS HEREBY GIVEN that the 1995 ESTERLINE TECHNOLOGIES CORPORATION annual meeting of shareholders will be held on Wednesday, March 8, 1995, at 10:00 a.m., at the Hyatt Regency Bellevue, 900 Bellevue Way, Bellevue, Washington for the following purposes:

        (1) to elect three directors;

        (2) to consider and approve a proposal to amend the Company's 1987 Stock Option Plan authorizing the issuance of options to purchase an additional 275,000 shares of the Company's Common Stock, and increasing the maximum number of shares available for grant to any individual key employee as described in the accompanying Proxy Statement;

        (3) to consider and approve a proposal establishing a compensation plan for non-employee directors authorizing additional compensation in the form of the annual issuance to each director of up to $5,000 worth of fully-paid Company Common Stock, provided the aggregate number of shares issued to all directors under this plan shall not exceed 50,000 shares of the Company's Common Stock as described in the accompanying Proxy Statement;

        (4) to ratify the selection of independent auditors; and

        (5) to transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on January 9, 1995, as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT EITHER IN PERSON OR BY PROXY FOR THE MEETING TO BE HELD. IF YOU ATTEND THE MEETING AND VOTE YOUR SHARES PERSONALLY, ANY PREVIOUS PROXIES WILL BE REVOKED.

By order of the Board of Directors

[Facsimile Signature]

ROBERT W. STEVENSON
Executive Vice President and Secretary

January 10, 1995

                                PROXY STATEMENT

This proxy statement, which is first being mailed to shareholders on or about January 13, 1995, has been prepared in connection with the solicitation by the Board of Directors of Esterline Technologies Corporation (the "Company") of proxies in the accompanying form to be voted at the 1995 annual meeting of shareholders of the Company to be held on March 8, 1995, and at any adjournment thereof. The Company's principal executive office is at 10800 N.E. 8th Street, Bellevue, Washington 98004.

Any proxy given pursuant to the solicitation may be revoked at any time prior to being voted. A proxy may be revoked by the record holder or other person entitled to vote (a) by attendance in person at the meeting and voting the shares, (b) by executing another proxy dated as of a later date, or (c) by written notification to the Secretary of the Company, at its address set forth on the notice of the meeting, if received prior to the meeting date. All shares represented by valid proxies will be voted at the meeting. Proxies will be voted in accordance with the specification made therein or, in the absence of specification, in accordance with the provisions of the proxy.

The Board of Directors has fixed the close of business on January 9, 1995, as the record date for determination of holders of common stock of the Company (the "Common Stock") entitled to notice of and to vote at the meeting. At the close of business on that date there were outstanding and entitled to vote 6,516,975 shares of Common Stock, which are entitled to one vote per share. The presence in person or by proxy of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is required to constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum. The Common Stock is listed for trading on the New York Stock Exchange.

                             ELECTION OF DIRECTORS

Three directors are to be elected at the 1995 annual meeting of shareholders to serve three-year terms expiring at the 1998 annual meeting or until their successors are elected and qualified.

Directors of the Company are normally elected for three-year terms which are staggered such that one-third of the directors are elected each year. The current directors whose terms expire at the 1995 annual meeting are John F. Clearman, Edwin I. Colodny and Paul G. Schloemer. All have been nominated for reelection to serve for terms expiring at the 1998 annual meeting.

Information as to each nominee and each director whose term will continue after the 1995 annual meeting is provided below. The directors shall be elected by a plurality of the votes represented in person or by proxy at the meeting. In the election of directors, any action other than a vote for the nominee will have the practical effect of voting against the nominee. Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy to vote shares represented by properly executed proxies for the three nominees named below. Management knows of no reason why any of the nominees will be unable or refuse to serve. If any nominee becomes unavailable to serve, it is intended that the persons named as proxies will vote for the election of such other persons, if any, as management may recommend.

                                                                           TERM TO EXPIRE
                                    PRINCIPAL OCCUPATION AND OTHER         AT THE ANNUAL    DIRECTOR
        NAME AND AGE                         DIRECTORSHIPS                   MEETING IN      SINCE
- ----------------------------  -------------------------------------------  --------------   --------
NOMINEES:
John F. Clearman, 57........  Retired President and Chief Executive             1998          1989
                              Officer, NC Machinery Co. (heavy machinery
                              distributor) having held such position from
                              1986 through 1993; director, Metropolitan
                              Bancorp.
Edwin I. Colodny, 68........  Retired Chairman, USAir Group, Inc., having       1998          1992
                              held such position from 1990 to 1992; of
                              Counsel, Paul, Hastings, Janofsky and
                              Walker; prior thereto for more than five
                              years, President and Chief Executive
                              Officer, USAir Group, Inc.; director, USAir
                              Group, Inc., Martin Marietta Corporation
                              and COMSAT.
Paul G. Schloemer, 66.......  Retired President and Chief Executive             1998          1993
                              Officer, Parker Hannifin Corporation
                              (manufacturer of motion control products),
                              having held such position from 1984 to
                              1993; director, Parker Hannifin
                              Corporation, Rubbermaid Incorporated and
                              AMP Incorporated.
CONTINUING DIRECTORS:
Gilbert W. Anderson, 66.....  Retired President and Chief Executive             1997          1991
                              Officer, Physio-Control Corporation
                              (medical equipment manufacturer), having
                              held such position from 1986 to 1991;
                              director, Key Trust of Northwest and Optex
                              Biomedical, Inc. (medical device company).
E. John Finn, 63............  Chairman and Partner, Dorr-Oliver                 1996          1989
                              Incorporated (fluid/particle treatment
                              equipment manufacturer) since 1988;
                              director, Advanced Refractory Technologies.
Robert F. Goldhammer, 63....  Partner, Concord International Investments        1996          1974
                              Group L.P. since 1991; Partner, Rohammer
                              Corporation (private investment company)
                              from 1989 to 1991; director, EG&G, Inc. and
                              Imclone Systems, Inc. (biotechnology
                              company).
Wendell P. Hurlbut, 63......  Chairman, President and Chief Executive           1997          1989
                              Officer of the Company since 1993;
                              President and Chief Executive Officer of
                              the Company from 1989 through 1992.
Jerome J. Meyer, 56.........  Chairman and Chief Executive Officer,             1996          1992
                              Tektronix, Inc. (electronic equipment
                              manufacturer) since 1990; President,
                              Industrial Group of Honeywell, Inc. from
                              1988 to 1990; director, Portland General
                              Corporation (electric utility).
Malcolm T. Stamper, 69......  Chairman, Storytellers, Inc. (publisher of        1997          1991
                              children's books) since 1990; Retired
                              President and Vice Chairman, The Boeing
                              Company, having held such position from
                              1985 to 1990; director, Chrysler
                              Corporation, Nordstrom, Inc. and Whittaker
                              Corp. (aerospace/communications).

                       OTHER INFORMATION AS TO DIRECTORS

The following describes all forms of director compensation and remuneration. Each non-employee director receives an annual retainer fee of $20,000 for services on the Board and all committees thereof; a fee of $1,000 for each special meeting attended; a fee of $200 for each telephonic meeting in which they participate; and a fee of $1,000 per day for Company-requested consulting services. Non-employee committee chairmen also receive an annual fee of $5,000. In addition, subject to shareholder approval of the proposed Non-Employee Directors' Stock Compensation Plan, non-employee directors will receive additional compensation in the form of the annual issuance to each director of up to $5,000 worth of fully-paid Company Common Stock and will receive additional cash to offset federal income taxes. This "gross-up" is approximately $3,300 at current rates. Employees of the Company serving on the Board and committees thereof receive no additional compensation for such service. Directors are reimbursed for necessary travel and living expenses for their attendance at Board meetings or committees thereof and when performing Company-requested consulting services. There were five meetings of the Board of Directors during fiscal 1994.

Committees of the Board of Directors are as follows:

     The Audit Committee, currently consisting of Messrs. Clearman (Chairman), Anderson, Colodny, Meyer and Schloemer, recommends to the Board the independent auditors to be selected to audit the Company's annual financial statements and reviews the fees charged for audits and for any non-audit assignments. This Committee also reviews the scope and results of the annual audit by the independent auditors, any recommendations of the independent auditors resulting therefrom and management's response thereto, the accounting principles being applied by the Company in financial reporting, the activities of the Company's internal auditors, the adequacy of internal accounting controls and such other related matters as it deems appropriate. The Audit Committee met five times during 1994.

     The Compensation & Stock Option Committee, currently consisting of Messrs. Goldhammer (Chairman), Finn and Stamper, recommends salaries for officers of the Company and administers the Company's incentive compensation plans. The Compensation & Stock Option Committee has also been appointed by the Board of Directors to administer the Company's stock option plans. The Compensation & Stock Option Committee met three times during 1994.

     The Executive Committee, currently consisting of Messrs. Hurlbut (Chairman), Finn, Goldhammer and Stamper, reviews situations that might, at some future time, become items for consideration of the entire Board of Directors, and acts on behalf of the entire Board of Directors between its meetings. The Executive Committee met once during fiscal 1994.

     The Nominating Committee, currently consisting of Messrs. Stamper (Chairman), Colodny and Finn, recommends individuals to be presented to the shareholders of the Company for election or reelection to the Board of Directors. Written proposals from shareholders for nominees for directors to be elected at the 1996 annual meeting which are submitted to the Secretary of the Company by September 8, 1995, and which contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications will be considered by the Nominating Committee. The Nominating Committee had no meetings in fiscal 1994.

Each director, during fiscal 1994, attended at least 75% of the total number of meetings of the Board of Directors and Board committees of which he was a member.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of January 9, 1995, the only persons known to the Company to be beneficial owners of more than 5% of its outstanding shares of Common Stock were as follows:

            NAME AND ADDRESS OF BENEFICIAL OWNER       NUMBER OF SHARES      PERCENT OF CLASS
        ---------------------------------------------  ----------------      ----------------
        Dimensional Fund Advisors Inc. ..............       452,100(1)              6.9%
        1299 Ocean Avenue, 11th Floor
        Santa Monica, CA 90401
        Merrill Lynch & Co., Inc. ...................       350,600(2)              5.4%
        World Financial Center, North Tower
        250 Vesey Street
        New York, NY 10281
        New England Investment Companies, L.P. ......       485,300(3)              7.4%
        (formerly Reich & Tang, L.P.)
        100 Park Avenue
        New York, NY 10017
        The Prudential Insurance Company of
          America....................................       467,700(4)              7.2%
        Prudential Plaza
        Newark, NJ 07102

- ---------------

(1) The holding shown is based on an amended Schedule 13G filed with the SEC on or about February 9, 1994 by Dimensional Fund Advisors Inc., a registered investment advisor. Based on the information in such filing, sole voting power is reported with respect to 402,000 shares, sole dispositive power is reported with respect to 452,100 shares, and shared voting and dispositive power is reported with respect to none of the shares.

(2) The holding shown is based on an amended Schedule 13G jointly filed with the SEC on or about February 14, 1994 by Merrill Lynch & Co., Inc., a holding company, Merrill Lynch Group, Inc., a holding company, Princeton Services, Inc., a holding company, Fund Asset Management, L.P., a registered investment advisor, and Merrill Lynch Phoenix Fund, Inc., a registered investment company. All parties to the joint filing disclaim beneficial ownership of these shares. Based on the information in such filing, shared voting and dispositive power is reported with respect to all of the shares.

(3) The holding shown is based on a Schedule 13G filed with the SEC on or about February 15, 1994 by New England Investment Companies, L.P., a registered investment advisor. Based on the information in such filing, sole voting and dispositive power is reported with respect to 96,400 shares, shared voting power is reported with respect to 384,900 shares, and shared dispositive power is reported with respect to 388,900 shares.

(4) The holding shown is based on a Schedule 13G filed with the SEC on or about January 31, 1994 by The Prudential Insurance Company of America, an insurance company, a registered broker-dealer and a registered investment advisor that disclaims beneficial ownership of these shares. Based on the information in such filing, shared voting and dispositive power is reported with respect to all of the shares.

As of January 9, 1995, the amount and nature of beneficial ownership of shares of Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table, and all directors, nominees and executive officers as a group was as follows:

                  NAME OF BENEFICIAL OWNER             NUMBER OF SHARES(1)   PERCENT OF CLASS
        ---------------------------------------------  -------------------   ----------------
        Gilbert W. Anderson..........................          3,122                  *
        John F. Clearman.............................          5,000                  *
        Edwin I. Colodny.............................          2,000                  *
        Robert W. Cremin.............................         93,000(2)             1.4%
        E. John Finn.................................         18,000                  *
        Robert F. Goldhammer.........................         10,750                  *
        Wendell P. Hurlbut...........................        253,071(2)             3.9%

                  NAME OF BENEFICIAL OWNER             NUMBER OF SHARES(1)   PERCENT OF CLASS
        ---------------------------------------------  -------------------   ----------------
        Larry A. Kring...............................         26,450(2)               *
        Stephen R. Larson............................         61,250(2)               *
        Jerome J. Meyer..............................          1,000                  *
        Paul G. Schloemer............................          1,000                  *
        Malcolm T. Stamper...........................          1,000                  *
        Robert W. Stevenson..........................        136,612(2)             2.1%
        Directors, nominees and executive officers as
          a group (14 persons).......................        617,255(2)             9.5%

- ---------------

 *  None or less than 1%.

(1) Each person (or spouse, where applicable) has sole voting and investment power.

(2) Includes options for shares granted under the Company's stock option plan which are exercisable currently or within 60 days of the date of this proxy statement as follows: Mr. Cremin, 90,000 shares; Mr. Hurlbut, 213,750 shares; Mr. Kring, 21,250 shares; Mr. Larson, 61,250 shares; Mr. Stevenson, 126,250 shares; and directors, nominees and executive officers as a group, 517,500 shares.

                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation paid or accrued during fiscal years 1994, 1993 and 1992 for services in all capacities to the Company by the persons who, at October 31, 1994, were the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively the "Named Executive Officers"):

                                                                         LONG-TERM COMPENSATION
                                                                       ---------------------------
                                                                          AWARDS
                                                                       ------------
                                                                        NUMBER OF
                                                                        SECURITIES
                                             ANNUAL COMPENSATION        UNDERLYING       PAYOUTS       ALL OTHER
                                           ------------------------      OPTIONS       -----------    COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR   SALARY ($)     BONUS ($)    GRANTED (#)     LTIP ($)(1)       ($)(2)
- ---------------------------------   -----  -----------    ---------    ------------    -----------    ------------
Wendell P. Hurlbut                   1994    350,000       358,750        30,000              --          2,310
  Chairman of the Board,
  President                          1993    350,000            --            --              --          2,249
  and Chief Executive Officer(3)     1992    330,000       142,996        75,000         127,359          2,182
Robert W. Stevenson                  1994    250,000       196,875        15,000              --          2,310
  Executive Vice President and       1993    250,000            --            --              --          2,249
  Chief Financial Officer,           1992    250,000        90,275        30,000          55,179          2,182
  Secretary and Treasurer
Robert W. Cremin                     1994    235,000       170,406        10,000              --          2,310
  Senior Vice President and          1993    233,333            --            --              --          2,249
  Group Executive                    1992    222,500        73,123        50,000          46,318          2,182
Larry A. Kring                       1994    210,000       135,500        10,000              --          2,310
  Group Vice President(4)            1993     50,114            --        75,000              --            782
Stephen R. Larson                    1994    198,167       130,000        10,000              --          2,310
  Group Vice President               1993    185,833            --            --              --          2,249
                                     1992    166,667        49,110        45,000          47,491          2,182

- ---------------

(1) Long-term incentive plan.

(2) Amounts contributed to or accrued by the Company for the Named Executive Officer under the Company voluntary savings 401(k) plan.

(3) Chairman of the Board, President and Chief Executive Officer since January 1993. Prior to that date, President and Chief Executive Officer of the Company.

(4) Group Vice President since August 1993.

OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL
                                 INDIVIDUAL GRANTS(1)                                        REALIZED
- ---------------------------------------------------------------------------------------  VALUE AT ASSUMED
                                  NUMBER OF    % OF TOTAL                                 ANNUAL RATES OF
                                  SECURITIES     OPTIONS                                    STOCK PRICE
                                  UNDERLYING   GRANTED TO                                APPRECIATION FOR
                                   OPTIONS      EMPLOYEES    EXERCISE                     OPTION TERM(2)
                                   GRANTED      IN FISCAL     PRICE                      -----------------
              NAME                   (#)          YEAR        ($/SH)    EXPIRATION DATE  5% ($)    10% ($)
- --------------------------------  ----------   -----------   --------   ---------------  -------   -------
Wendell P. Hurlbut..............    30,000          25%        7.375    December, 2003   139,388   351,788
Robert W. Stevenson.............    15,000          13%        7.375    December, 2003    69,694   175,894
Robert W. Cremin................    10,000           8%        7.375    December, 2003    46,463   117,263
Larry A. Kring..................    10,000           8%        7.375    December, 2003    46,463   117,263
Stephen R. Larson...............    10,000           8%        7.375    December, 2003    46,463   117,263

- ---------------

(1) The above grants were made in December 1993 pursuant to the Company's 1987 Stock Option Plan (see Amendment to the Company's 1987 Stock Option Plan, below, for a description).

(2) The potential realizable value is based on the assumption that the stock price for the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. Actual realizable value, if any, on stock option exercises is dependent on the future performance of the Common Stock as well as the option holder's continued employment through the vesting period.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED,
                                                                   OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                SHARES                         FISCAL YEAR END (#)         FISCAL YEAR END ($)(1)
                             ACQUIRED ON       VALUE       ---------------------------   ---------------------------
           NAME              EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ---------------------------  ------------   ------------   -----------   -------------   -----------   -------------
Wendell P. Hurlbut.........       --             --          187,500         67,500        698,438        192,188
Robert W. Stevenson........       --             --          115,000         30,000        454,375         91,875
Robert W. Cremin...........       --             --           75,000         35,000        246,875         78,125
Larry A. Kring.............       --             --           18,750         66,250         75,000        275,000
Stephen R. Larson..........       --             --           47,500         37,500        119,688         92,188

- ---------------
(1) Based on the closing price of the Common Stock on October 31, 1994 as reported by the New York Stock Exchange ($12.375), less the exercise price, multiplied by the number of in-the-money options held. There is no guarantee that, if and when these options are exercised, they will have this value.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                    PERFORMANCE OR         ESTIMATED FUTURE PAYOUTS UNDER
                                    NUMBER OF        OTHER PERIOD           NON-STOCK PRICE-BASED PLANS
                                  SHARES, UNITS    UNTIL MATURATION   ----------------------------------------
             NAME                OR OTHER RIGHTS      OR PAYOUT       THRESHOLD ($)   TARGET ($)   MAXIMUM ($)
- -------------------------------  ---------------   ----------------   -------------   ----------   -----------
Wendell P. Hurlbut.............        --              1994-1997          53,125        212,500      425,000
Robert W. Stevenson............        --              1994-1997          21,875         87,500      175,000
Robert W. Cremin...............        --              1994-1997          18,750         75,000      150,000
Larry A. Kring.................        --              1994-1997          17,188         68,750      137,500
Stephen R. Larson..............        --              1994-1997          17,188         68,750      137,500

The above awards were made pursuant to the Company's long-term incentive compensation plan. Under this plan, payments are made either in cash or Common Stock, based on the Company's performance over a period of four years relative to the performance of a selected peer group of companies. No awards will be paid unless performance meets certain minimum standards. Partial payments are made based on performance through years two and three, with final awards paid after the fourth year of each cycle. (See Compensation Committee Report, below.)

RETIREMENT BENEFITS

The Named Executive Officers are covered by a defined benefit retirement plan which requires an employee contribution of 1% of annual compensation. Under the plan, benefits accrue until retirement, limited to 30 years of service, with normal retirement at age 65. Retirees are entitled to receive an annuity computed under a five-year average compensation formula, which includes salary, amounts earned under annual and long-term incentive compensation plans (as shown in the Summary Compensation Table) or realized upon exercise of stock options, and is net of Social Security offset amounts. The retirees may select either a life annuity or one of several forms of payment with an equivalent actuarial value.

The approximate annual annuity payable upon retirement to employees in higher salary classifications is shown in the following table. The amounts shown are for retirement at age 65, and integration with Social Security is based on the career average Social Security wage base in effect in 1994. To the extent the wage base is increased after 1994, the benefits payable under the retirement plan would be lower than the amounts shown. To the extent benefits cannot be provided under the retirement plan due to the limitations of section 415 of the Internal Revenue Code of 1986, as amended (the "Code") (currently maximum annual benefit of $118,800 and maximum covered compensation of $150,000), such benefits will be provided to executive officers by a non-qualified supplemental benefit plan as discussed below.

                                                     YEARS OF SERVICE AT RETIREMENT
              AVERAGE                 ------------------------------------------------------------
            COMPENSATION                 10           15           20           25           30
- ------------------------------------  --------     --------     --------     --------     --------
 $100,000...........................  $ 13,800     $ 20,700     $ 27,600     $ 34,500     $ 41,400
 250,000............................    37,800       56,700       75,600       94,500      113,400
 400,000............................    61,800       92,700      123,600      154,500      185,400
 550,000............................    85,800      128,700      171,600      214,500      257,400
 700,000............................   109,800      164,700      219,600      274,500      329,400
 850,000............................   133,800      200,700      267,600      334,500      401,400

The Named Executive Officers currently have the following completed years of service for purposes of the retirement plan: Mr. Hurlbut, 20; Mr. Stevenson 21; Mr. Cremin 17; Mr. Kring 1; and Mr. Larson 15.

The Named Executive Officers are also covered by a Supplemental Executive Retirement Plan (the "SERP"), which is a non-qualified retirement plan established to provide supplemental retirement benefits in excess of statutory limits, up to full benefits as would otherwise be provided under the existing retirement plan. However, SERP benefits are to be computed based on a five-year average compensation formula which excludes amounts earned under the long-term incentive compensation plan or realized upon exercise of stock options. Additionally, the SERP will provide retirement plan service maximums to Mr. Hurlbut at age 65. At the Board of Directors' discretion, the SERP could provide such service maximums should Mr. Hurlbut retire early.

TERMINATION AGREEMENTS

The Company has entered into termination protection agreements with the Named Executive Officers which are designed to induce them to remain in the employ of the Company or any successor company in the event of certain changes in ownership or control by assuring compensation benefits if an officer is terminated "Without Cause" or resigns for "Good Reason," as defined in the agreements. In the event of such termination within two years after a change in ownership or control, the agreements provide for lump sum payments equal to twice the average compensation received during the prior two years, payment of certain legal fees and expenses associated with the termination, and insurance benefits for the remainder of the initial two-year period or until other full-time employment is accepted.

                         COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION PRINCIPLES

The Compensation & Stock Option Committee (the "Committee") is responsible for administering the compensation program for the executive officers of the Company. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the executive compensation programs.

The Company's executive compensation practices are based on principles designed to align executive compensation with Company objectives, business strategy, management initiatives and financial performance. In applying these principles the Committee has established a program to:

     - Support a performance-oriented environment that rewards performance not only with respect to the Company's annual results but also Company performance as compared to that of longer-term industry performance levels.

     - Reward executives for long-term strategic management and the enhancement of shareholder values.

     - Attract and retain key executives critical to the success of the Company.

EXECUTIVE COMPENSATION PROGRAM

Each executive's total compensation consists of both cash and equity-based compensation. The cash portion consists of salary, an annual incentive plan and a long-term incentive plan. The equity portion consists of the employee stock option plan.

SALARY:

The Committee determines the salary for key executive officers based upon surveys of salaries for comparable responsibilities taking into account competitive norms and the experience of the person being considered. Subsequent salary changes are based upon individual performance or changes in responsibilities.

ANNUAL INCENTIVE PLAN:

At the beginning of the fiscal year, the Committee establishes a target award amount for each executive (stated as a percentage of the executive's base salary) and performance measurement goals for the year. The amount calculated pursuant to the plan formula can range from 0% to 150% of each executive's target award amount.

After award amounts are computed under the plan formulae, the Committee may, at its discretion, adjust the actual amount paid to each executive upward or downward by as much as 25% of the greater of the executive's computed award or the executive's target award amount. The ability of the Committee to make subjective adjustments to award amounts was added during 1994 to reflect the Committee's concern that the performance of the Company measured against the goals established at the beginning of the year may not fully reflect the achievements of the management. No award may exceed 112.5% of the executive's base salary.

For 1994 the Committee selected earnings per share as the sole performance goal. Award amounts computed under the plan formula ranged from 41% to 83% of base salary, and actual awards, after subjective adjustments, ranged from 48% to 103% of base salary. The Committee and the Board believe that discretionary adjustments were appropriate in 1994 to reward the executive team members for recent strategic decisions and performance which should favorably impact long-term shareholder value.

LONG-TERM INCENTIVE PLAN:

Under the long-term incentive compensation plan the Committee establishes a new four-year cycle each year and reviews and approves the target participation level of executive officers for each new cycle. The plan ties actual payouts to performance of the Company (measured by return on equity, and growth in earnings per share) relative to the performance of a selected peer group of companies which, in the aggregate, are intended to reflect the diversified manufacturing activities of the Company and the markets in which its products are sold. The plan requires minimum performance levels and sets maximum payouts. Based on cumulative performance for each four-year cycle, partial awards are paid after the second and third years of each cycle, with final awards paid after the fourth year of each cycle. In 1994 the Committee amended the plan to establish discretionary authority to adjust actual payments under the plan upward or downward by as much as 25% of the greater of the executive's computed award or the executive's target award amount and has retained additional discretion to determine if awards are paid in cash or in shares of the Company's common stock. In 1994 no payments under the long-term incentive compensation plan were made.

STOCK OPTION PLAN:

The portion of the long-term incentives provided from stock options contemplates that the Company's assessment of the annual future gain potential of an executive's previously granted stock options should be approximately equal to the targeted annual payment from the long-term incentive compensation plan. The Committee periodically reviews each executive's situation in this light and grants additional options if deemed needed. In December 1993, 100,000 stock options were granted to officers. In December 1994, 85,000 stock options were granted to officers and the Committee recommended that authorization for options on 275,000 additional shares be added to the Company's stock option plans; both 1994 actions are subject to shareholder approval.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Compensation Committee believes the CEO's compensation should be structured so that the payouts from the annual incentive plan and the long-term incentive compensation plan relate closely to the Company's income and has followed a policy of providing the CEO a compensation package for target Company performance which, in addition to base salary, would pay cash incentives of 125% of salary. Additionally, approximately 75% of salary is targeted to be earned through annual gains from stock options. In 1994 the CEO's salary was not changed and the CEO received an award of 103% of base salary under the annual incentive plan. It consisted of 83% of base salary calculated under the plan formula plus a discretionary increase of 24% of the award based on the CEO's recent actions to implement certain strategic decisions which have enhanced long-term shareholder value. No award was paid under the long-term incentive plan. In December 1993, the Committee awarded the CEO options to purchase 30,000 shares of Common Stock at fair market value on the date of grant, in light of its stated goal for the CEO's level of stock compensation. In December 1994, subject to shareholder approval as described in the previous paragraph, the Committee awarded the CEO options to purchase an additional 30,000 shares of Common Stock at fair market value on the date of grant.

Annually the Committee separately reviews the CEO's salary and participation levels in both the annual incentive plan and long-term incentives.

Respectfully submitted,

ROBERT F. GOLDHAMMER, CHAIRMAN
E. JOHN FINN
MALCOLM T. STAMPER

                         STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total return to shareholders on the Company's Common Stock with the cumulative total return of the Standard & Poors 500 Stock Index and the Standard & Poors High Technology Composite Index.

                                                                   S&P High
      Measurement Period           Esterline     S&P 500 Stock    Technology
    (Fiscal Year Covered)        Technologies        Index       Composite Index
1989                                 100             100              100
1990                                  46              92.5             87.8
1991                                  90             123.5            110.5
1992                                  76             135.8            111.6
1993                                  59             156              138.6
1994                                  97             162.1            168.3

The cumulative total return on the Company's Common Stock and each index assumes the value of each investment was $100 on October 31, 1989, and that all dividends were reinvested. The measurement dates plotted above indicate the last trading date of each fiscal year shown.

                                ADOPTION OF THE
                NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN

On December 6, 1994, the Board of Directors adopted the Non-Employee Directors' Stock Compensation Plan (the "Directors' Plan"), subject to the approval of the shareholders. A copy of the Plan is attached as Exhibit A.

VOTE REQUIRED

The affirmative vote of the holders of the majority of shares of the Common Stock present, in person, or represented by proxy and entitled to vote at the annual meeting will be required for the approval of the Directors' Plan. An abstention from voting will have the practical effect of a vote against the adoption of the Directors' Plan. Broker non-votes will have no impact on the outcome of the vote. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED DIRECTORS' PLAN. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies in favor of the proposed amendment to the Directors' Plan.

DESCRIPTION OF THE DIRECTORS' PLAN

The Directors' Plan provides for the award (an "Award") of shares of Common Stock to compensate non-employee directors of the Company.

Subject to approval of the Directors' Plan by the shareholders of the Company, normally on the first business day following each annual meeting of shareholders at which directors are elected (commencing with the 1995 annual meeting), each person who is then a non-employee director of the Company shall receive an Award of shares of the Company's authorized but unissued, or reacquired, Common Stock with an aggregate fair market value of $5,000. Each Award shall consist of that number of shares determined by dividing $5,000 by the price per share at which the Company's Common Stock last traded on the New York Stock Exchange on the date of such annual meeting of shareholders. In addition, pursuant to the terms of the Directors' Plan, each non-employee director will receive additional cash to offset federal income taxes. This "gross-up" is approximately $3,300 at current rates. Awards of a maximum of 50,000 shares of Common Stock in the aggregate may be granted pursuant to the Directors' Plan, subject to certain adjustments for reclassifications, reorganizations and similar corporate transactions.

Shares of Common Stock granted under the Directors' Plan may not be transferred, assigned or pledged in any matter (whether by operation of law or otherwise) for at least six months from the date of an Award, other than by will or applicable laws of descent and distribution or pursuant to a qualified domestic relations order.

Subject to approval of the Directors' Plan by the shareholders of the Company, the Plan shall become effective as of the date it is approved by the Board and Awards may be granted in accordance with the Directors' Plan until the earlier of the date on which the Directors' Plan is terminated by the Company or no further shares are available for grant thereunder.

The Company may, at any time, modify, amend or terminate the Directors' Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided that the approval of the holders of a majority of the Company's outstanding shares of voting capital stock represented at a meeting at which a quorum is present is required for any amendment that will permit the granting of Awards to a class of persons other than those currently eligible or that would cause the Directors' Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. In addition, the Directors' Plan may not be amended more than once every six months, other than to comport changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

Subject to shareholder approval of the Directors' Plan, it is intended that Awards will be made on March 9, 1995 to the following persons (assuming such persons continue to be directors of the Company): John F. Clearman, Edwin I. Colodny, Paul G. Schloemer, Gilbert W. Anderson, E. John Finn, Robert F. Goldhammer, Jerome J. Meyer and Malcolm T. Stamper.

               AMENDMENT TO THE COMPANY'S 1987 STOCK OPTION PLAN

At the 1995 annual meeting, the shareholders of the Company will be asked to approve an amendment to the Company's 1987 Stock Option Plan ("The Plan"), which, if approved, will provide for an increase in the number of shares of Common Stock authorized for issuance pursuant to The Plan from 1,050,000 to 1,325,000, and increase the maximum number of shares available for grant to any key individual employee from 300,000 to 350,000. The purpose of the amendment is to provide a sufficient pool of shares and a sufficient limit per individual to provide adequate incentive to selected officers and other key employees of the Company and its subsidiaries (approximately 30 persons) to promote the business of the Company, and to encourage such persons to accept or continue employment with the Company.

On December 6, 1994, subject to shareholder approval of the proposed amendment to The Plan, the Board of Directors granted options to the Named Executive Officers and all current executive officers as a group to acquire an additional 85,000 shares, as follows:

                                                                      NUMBER OF
                                                                      SECURITIES
                                                                  UNDERLYING OPTIONS
                   NAME                                              GRANTED (#)
                   ----                                           ------------------
            Wendell P. Hurlbut..................................        30,000
            Robert W. Stevenson.................................        10,000
            Robert W. Cremin....................................        15,000
            Larry A. Kring......................................        10,000
            Stephen R. Larson...................................        10,000
            All current executive officers as a group
              (6 persons).......................................        85,000

The exercise price of the above options was fixed at $12.875, the closing price of the Common Stock on the date of grant as reported by the New York Stock Exchange. On January 9, 1995, the closing price of the Common Stock was $14.375.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting will be required for approval of the proposed amendment to The Plan. An abstention from voting will have the practical effect of a vote against the amendment to The Plan. Broker non-votes will have no impact on the outcome of the vote. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE PLAN. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies in favor of the proposed amendment to The Plan.

DESCRIPTION OF THE PLAN

Options granted under The Plan must have an exercise price at least equal to the fair market value at the time of grant, and the duration of an option may not exceed 10 years. Options granted under The Plan are exercisable only by the option holder during his/her lifetime and are not transferable except by will or the laws of descent and distribution. All rights to exercise vested options terminate not more than three months after the option holder's employment terminates for any reason other than death, disability, or, in the case of a corporate officer, retirement.

Upon termination due to death or disability of any option holder or retirement in the case of a corporate officer, a vested option terminates on the earlier of three years following such termination of employment or the expiration date of the option. The Plan provides for the termination of all options which have not yet become vested upon the termination of an option holder's employment for any reason.

Options granted under The Plan shall be exercisable at such time or times, whether or not in installments, as the Compensations & Stock Option Committee shall prescribe at the time the option is granted. All options granted under The Plan shall become immediately exercisable upon the approval by the Board of Directors of a sale(s) or other disposition(s) aggregating, during any twelve-month period, 30% or more of the equity book value of the Company as measured at the month end immediately preceding the first such sale or disposition. In addition, The Plan provides that vesting of options granted to executive officers shall accelerate and become immediately exercisable upon the occurrence of certain events, including the acquisition by certain persons of 30% or more of the Company's voting shares or upon the approval by the shareholders of any merger or other business combination providing for the conversion or exchange of more than 50% of the outstanding shares of the Company's stock into cash, securities or property of a third party.

Option holders may elect to pay the exercise price of an option in cash, by delivering to the Company shares of Common Stock previously held or by having withheld from the number of shares received as a result of the exercise an amount of shares in each case with a value equal to the exercise price of the option. Option holders may also use a similar procedure to pay the amount necessary to meet tax withholding requirements.

The Plan is administered by the Compensation & Stock Option Committee, which is authorized, subject to the provisions of The Plan, to interpret it, to adopt, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for its administration. The Compensation & Stock Option Committee has sole discretion to direct the grant of options, to determine the number of shares and the fair market value of the shares to be covered by each option and to determine the vesting schedule of each option.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

The following description addresses the federal income tax consequences of The Plan, a non-qualified stock option plan. Although the Company believes the following statements are correct based on existing provisions of the Code and the legislative history and administrative and judicial interpretations thereof, no assurance can be given that changes will not occur which would modify such statements. Also, such statements are intended only to provide basic information. Each option plan participant should consult his or her own tax advisor concerning tax consequences of the grant, exercise or surrender of an option because individual financial and federal tax situations may vary, and state and local tax considerations may be significant.

No taxable income is recognized by holders of non-qualified options upon the grant of options. However, upon exercise, the optionee must recognize taxable ordinary income in an amount equal to the difference between fair market value of the shares on the date of exercise and the option price. Thus, the optionee will have to pay taxes at the time a non-qualified option is exercised even if the shares received upon exercise are not sold until a later taxable year. The fair market value of the shares on the date of exercise then becomes the tax basis of the shares. Capital gain or loss will generally be realized on the difference between the amount realized on sale and the basis of the shares. This capital gain or loss will be short-term or long-term depending upon how long the shares were held by the optionee prior to sale. Different tax consequences may result when an optionee is considered an insider under Section 16(b) of the Securities Exchange Act of 1934.

The Company will be entitled to a deduction at the same time and in the same amount as the ordinary taxable income recognized by each option holder, provided the compensation paid is reasonable and otherwise deductible under the Code, and federal income tax withholding obligations are satisfied.

                       SELECTION OF INDEPENDENT AUDITORS

The selection by the Board of Directors, on the recommendation of the Audit Committee, of Deloitte & Touche, Seattle, Washington, as independent auditors to audit the financial statements of the Company for the fiscal year ending October 31, 1995, is to be submitted to the meeting for ratification. Said firm has audited the financial statements of the Company since 1987.

Representatives of Deloitte & Touche will be present at the 1995 annual meeting, will be given the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

The Company is not obligated by law or its Certificate of Incorporation or Bylaws to seek ratification of the directors' selection of auditors but does so as a matter of corporate policy. If the selection of auditors is not ratified by shareholders, the Board may continue to use Deloitte & Touche as auditors or select new auditors if in the opinion of the Board such a change would be in the best interest of the Company and its shareholders; any such change would not be expected to be submitted to shareholders for ratification prior to the 1996 annual meeting.

The affirmative vote of a majority of the votes cast by shareholders present in person or by proxy and entitled to vote at the meeting is required to ratify the appointment of Deloitte & Touche as independent auditors.

                                 OTHER MATTERS

As of the date of this proxy statement the only matters which management intends to present at the meeting are those set forth in the notice of meeting and in this proxy statement. Management knows of no other matters which may come before the meeting. However, if any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting as proxies.

                             SHAREHOLDER PROPOSALS

Shareholder proposals for inclusion in the proxy statement for the 1996 annual meeting must be received at the Company's principal executive office not later than September 8, 1995.

                              COST OF SOLICITATION

The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit the return of proxies by telephone, telegram, messenger or personal interview without additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse such persons for their expenses in so doing. In addition, the Company has engaged D. F. King & Co., Inc. to provide proxy solicitation services for a fee of approximately $5,000, plus reasonable expenses.

By order of the Board of Directors

[FACSIMILE SIGNATURE]

ROBERT W. STEVENSON
Executive Vice President and Secretary

January 10, 1995

                                                                       EXHIBIT A

                       ESTERLINE TECHNOLOGIES CORPORATION
                NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN

This Non-Employee Directors' Stock Compensation Plan (the "Plan") provides for the award (each an "Award" and collectively the "Awards") of shares of Common Stock, $.20 par value (the "Common Stock"), of Esterline Technologies Corporation, a Delaware corporation (the "Company").

1. PURPOSE.

The purpose of this Plan is to compensate non-employee directors of the Company.

2. ELIGIBILITY.

Persons eligible to receive options under this Plan shall be directors of the Company who are not otherwise employed by the Company or any Related Corporation (the "Non-Employee Directors" or "Non-Employee Director").

As used in this Plan, the term "Related Corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an Award is granted, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain. When referring to a parent corporation, the term "Related Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time an Award is awarded, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

3. STOCK.

Subject to approval of the Plan by shareholders of the Company, on the first business day following each annual meeting of shareholders of the Company at which directors of the Company are elected (commencing with the Annual Meeting of Shareholders of the Company held in fiscal 1995), each person who is then a Non-Employee Director of the Company shall be awarded shares of the Company's authorized but unissued, or reacquired, Common Stock with an aggregate Fair Market Value of $5,000. Each Award shall consist of that number of shares of Common Stock determined by dividing $5,000 by the price per share at which the Company's Common Stock last traded on the New York Stock Exchange on the date of such annual meeting of shareholders. Awards of a maximum of 50,000 shares of Common Stock in the aggregate may be granted pursuant to the Plan, subject to adjustment as set forth in Section 4(c) hereof.

4. TERMS AND CONDITIONS OF AWARDS.

(a) Transfer of Award.

The shares of Common Stock awarded under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned or pledged in any manner (whether by operation of law or otherwise) for at least six months from the date of an Award, other than by will or by applicable laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge or otherwise dispose of any such shares or of any right or privilege conferred by this Plan contrary to the provisions hereof, or any attempt to sell, levy or any attachment or similar process upon the rights and privileges conferred by this Plan will be null and void.

(b) Securities Regulation; "Gross-Up" Payments; Tax Withholding.

(1) Shares of Common Stock shall not be issued with respect to an Award unless the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations thereunder (including, without limitation, Rule 16b-3 under the Exchange Act) and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance of any shares under this Plan, or the unavailability of an exemption from registration for the issuance of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance of such shares.

As a condition to the issuance of such shares, the Company may require a Non-Employee Director to represent and warrant in writing at the time of such issuance that the shares will be held only for investment and without any then-present intention to sell or distribute such shares. At the option of the Company, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Company also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF THE SHARES OF COMMON STOCK ISSUABLE UNDER THIS PLAN.

(2) In connection with each Award, the Company shall pay Non-Employee Directors cash or immediately available funds representing the federal income tax liabilities which might be imposed upon such Non-Employee Directors with respect to such Awards, computed as follows: $5,000 divided by (1 minus the maximum federal income tax rate for individuals per Section 1 of the Code).

(3) As a condition to the issuance of any shares of Common Stock awarded under this Plan, each Non-Employee Director shall make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such issuance.

(4) The issuance, transfer or delivery of certificates representing shares of Common Stock awarded under this Plan may be delayed, at the discretion of the Board, until the Company is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

(c) Significant Transactions; Adjustments.

(1) If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the number of shares of Common Stock available under Section 3 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Company or the Company's shareholders.

(2) The grant of shares of Common Stock under this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

5. EFFECTIVE DATE; TERM.

Subject to approval of this Plan by shareholders of the Company, this Plan shall be effective as of the date it is approved by the Board and Awards may be granted in accordance with this Plan until the earlier of the following: (1) the Plan is terminated by the Company or (2) no further shares are available for grant hereunder. If there are insufficient shares available to satisfy in full the number of shares of Common Stock to be included in each Award pursuant to
Section 3, then the remaining number of shares available for award hereunder shall be awarded to the Non-Employee Directors on a pro rata basis.

6. AMENDMENT OF PLAN.

The Company may, at any time, modify, amend or terminate this Plan and Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided, that: (i) the approval of the holders of a majority of the Company's outstanding shares of voting capital stock represented at a meeting at which a quorum is present is required for any amendment that will permit Awards to a class of persons other than those currently eligible to receive Awards under this Plan or that would cause this Plan to no longer comply with Rule 16b-3 under the Exchange Act, as amended, or any successor rule or other regulatory requirements; and (ii) this Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Code, ERISA, or the rules thereunder.

                                                                  [X]
                                                              Please mark
                                                               your votes
                                                               as in this
                                                                example.
________________
     COMMON



(1) Election of the following Nominees as Directors:

John F. Clearman, Edwin I. Colodny, Paul G. Schloerner.

   FOR                            WITHHELD                            EXCEPT
   [ ]                              [ ]                                 [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name in the following space:

____________________________________________________________________________

(2) Approval of an amendment to the Company's 1987 Stock Option Plan authorizing the issuance of options to purchase an additional 275,000 shares of the Company's Common Stock and increasing the maximum shares available for grant to any individual key employee, as described in the accompanying Proxy Statement.

  FOR                            WITHHELD                            ABSTAIN
  [ ]                              [ ]                                 [ ]

(3) Approval of a compensation plan for non-employee directors authorizing additional compensation in the form of the annual issuance to each director of up to $5,000 worth of fully-paid Company Common Stock, provided the aggregate number of shares issued to all directors under this plan shall not exceed 50,000 shares of the Company's Common Stock, as described in the accompanying Proxy Statement.

  FOR                            WITHHELD                            ABSTAIN
  [ ]                              [ ]                                 [ ]

(4) Ratification of Deloitte & Touche as the Company's independent auditors.

  FOR                            WITHHELD                            ABSTAIN
  [ ]                              [ ]                                 [ ]


(5) In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed on this proxy card. Management recommends a vote FOR all nominees designated on this proxy card and FOR each of the proposals referred to hereon; if no specification is made, a vote FOR all of said nominees and FOR approval of all of said proposals will be entered.

The undersigned hereby revokes any proxy or proxies heretofore given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.


Dated: __________________________, 1995


_______________________________________
              Signature

_______________________________________
              Signature

Please sign exactly as name appears on this proxy. If stock is held jointly, each owner should sign. Persons signing in a representative capacity should give their title.

PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY CARD.

                       ESTERLINE TECHNOLOGIES CORPORATION

          This Proxy is Solicited on Behalf of The Board of Directors

The undersigned hereby appoints Wendell P. Hurlbut and Robert W. Stevenson and each of them as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned, the number of shares of common stock of Esterline Technologies Corporation that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on March 8, 1995, or at any adjournment thereof. The undersigned directs that this proxy be voted as follows:

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)